Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No’s. 33-49262, 333-26225, 333-28883, 333-28885,
333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, and 333-115028, on Form S-8, Registration Statement No. 333-64572 on Form S-3, Registration Statement No’s. 333-38924,
333-40870, 333-44698, 333-46564, 333-83767 on Form S-3/A, and Registration Statement No. 333-45916 and 333-496644 on
Form S-4/A of our reports dated April 4, 2006 relating to the consolidated financial statements and financial statement schedules of The AES Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to certain accounting changes and an explanatory paragraph relating to the restatement described in Note 1), and management’s report of the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of multiple material weaknesses), appearing in this Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 2005.

/s/ DELOITE & TOUCHE LLP

McLean, VA
April 4, 2006